Exhibit 5.1

April 17, 2017

Board of Directors
SkyPeople Fruit Juice, Inc.
16F, China Development Bank
Tower No. 2, Gaoxin 1st Road
Xi’an, PRC 710075

Re:	Sale and Issuance of Shares of Common Stock

Ladies and Gentlemen:

We have acted as legal counsel to SkyPeople Fruit Juice, Inc., a Florida corporation (the “Company”), in connection with the sale and issuance by the Company of 862,097 shares (the “Shares”) of common stock, par value $0.001 per share, of the Company (“Common Stock”).

The Shares are being issued by the Company pursuant to a Securities Purchase Agreement, dated April 12, 2017 (the “Purchase Agreement”), as well as an effective registration statement (the “Registration Statement”) on Form S-3 (File No. 333-206353) that was declared effective by the U.S. Securities and Exchange Commission (the “Commission”) on February 23, 2017, the statutory prospectus included in the Registration Statement, as amended (the “Base Prospectus”), and the prospectus supplement dated April 13, 2017 (the “Prospectus Supplement”) filed with the Commission pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Base Prospectus or the Prospectus Supplement, other than as expressly stated herein with respect to the issuance of the Shares.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies, the authenticity of all documents submitted to us as certified, conformed, photostatic or facsimile copies, the authenticity of the originals of such certified, conformed, photostatic or facsimile copies and that the Shares will be issued against payment of valid consideration under applicable law. In addition, we have assumed that the Shares have been, and will be, offered in the manner and on the terms identified or referred to in the Prospectus Supplement. As to any facts material to the opinions expressed herein, which were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

Our opinion is limited to applicable statutory provisions of the Florida Business Corporation Act (the “FBCA”) and federal laws of the United States of America to the extent referred to specifically herein.   We are generally familiar with the FBCA as currently in effect and the judicial decisions thereunder and have made such inquiries and review of matters of fact and law as we determined necessary to render the opinions contained herein. We assume no obligation to revise or supplement this opinion letter in the event of future changes in such laws or the interpretations thereof or such facts.  We express no opinion regarding the Securities Act, or any other federal or state laws or regulations.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, we are of the opinion that the Shares have been duly authorized and, when issued and delivered by the Company in accordance with the terms of the Purchase Agreement and upon receipt by the Company of the consideration therefor provided therein, will be validly issued, fully paid and non-assessable.

We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

We hereby consent to the filing of this opinion as a part of the Registration Statement and to the reference of our firm under the caption “Legal Matters” in the Prospectus Supplement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission.

Sincerely,

/s/ Garvey Schubert Barer

GARVEY SCHUBERT BARER

A partnership of professional corporations